                                                                  EXHIBIT 3.1.42

                               ARTICLES OF MERGER
                                     OF AWI,
                  COLORADO MANUFACTURING TECHNOLOGY, INC., AND
                             SCI MANUFACTURING, INC
                                  WITH AND INTO
                             SCI TECHNOLOGY, INC. 1.

                                       I.

         The Agreement and Plan of Merger attached hereto an Exhibit A (the "Plan"), under which AWI, a California corporation; Colorado Manufacturing Technology, Inc. ("CMT"), a Colorado corporation; and SCI Manufacturing, Inc. ("SCI Manufacturing"), an Alabama corporation, (collectively, the "Merging Corporations") shall merge with and into SCI Technology, Inc. ("SCI Technology"), an Alabama corporation, (collectively, the Merging Corporations and SCI Technology are referred to herein as the "Constituent Corporations") with SCI Technology to be the surviving corporation of the merger and to operate under the corporate name "SCI Technology, Inc.," was duly approved by unanimous written consent of the Boards of Directors of the Constituent Corporations on January 30, 1990.

                                      II.

         All Four Million Nine Hundred Fifty-Two Thousand Four Hundred and Eighty-Two (4,952,482) outstanding common shares and Five Million Three Hundred Ninety-Eight Thousand (5,398,000) outstanding preferred shares of AWI, Two Million Sixty-Two Thousand One Hundred and Twenty-Five (2,062,125) outstanding shares of CMT, One Thousand (1,000) outstanding shares of SCI Manufacturing and One Thousand (1,000) outstanding shares of SCI Technology were entitled to vote on the Plan and duly approved the Plan by unanimous written consent on January 30, 1990.

                                      III.

         The Articles of Incorporation for each Alabama corporation which is a party to this merger are filed in the respective counties listed below.

              CORPORATION                          COUNTY
         ---------------------                    ---------
           SCI Manufacturing                       Madison
           SCI Technology                          Madison

                                      IV.

         The merger shall be effective in the State of Alabama as of the time of delivery to the Secretary of State of Alabama of these Articles of Merger so certified and upon the issuance by the Secretary of State of Alabama of a certificate of merger (the "Effective Date"). The merger shall be effective in the State of California as of the Effective Date upon the delivery of a counterpart original of such Articles of Merger to the Office of the Secretary of State of California for filing. The merger shall be effective in the State of Colorado as of the Effective Date upon the delivery of a counterpart original of such Articles of Merger to the Office of Secretary of State of Colorado for filing. Each merger of a Merging Corporation with and into SCI Technology shall be deemed a separate transaction and deemed effective as to each Constituent Corporation as of the Effective Date in the state of incorporation of such Constituent Corporation, regardless of the consummation of any of the other transactions or the Effective Date as to any other Constituent Corporation.

         IN WITNESS WHEREOF, the Constituent Corporations have caused these Articles of Merger to be executed by their duly authorized officers and their corporate seals affixed hereto, this 30th day of January, 1990.

                                        AWI

                                        By: /s/  Olin B. King
                                            ------------------------------------
                                            Olin B. King, President

                                        By: /s/  Michael M. Sullivan
                                            ------------------------------------
                                            Michael M. Sullivan, Secretary

Attest:  /s/  James R. Daniel
        -----------------------------
         James R. Daniel
         Treasurer

         [CORPORATE SEAL]

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                        COLORADO MANUFACTURING
                                         TECHNOLOGY, INC.

                                        By:  /s/  A. Eugene Sapp, Jr.
                                            ------------------------------------
                                             A. Eugene Sapp, Jr., President

                                        By:  /s/  Michael M. Sullivan
                                            ------------------------------------
                                             Michael M. Sullivan, Secretary

Attest:   /s/  James R. Daniel
        -----------------------------
         James R. Daniel
         Treasurer

         [CORPORATE SEAL]

                                        SCI MANUFACTURING, INC.

                                        By:  /s/  A. Eugene Sapp, Jr.
                                            ------------------------------------
                                             A. Eugene Sapp, Jr., President

                                        By:  /s/  Michael M. Sullivan
                                            ------------------------------------
                                             Michael M. Sullivan, Secretary

Attest:  /s/  James R. Daniel
        ----------------------------
        James R. Daniel
        Treasurer

        [CORPORATE SEAL]

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                        SCI TECHNOLOGY, INC.

                                        By:  /s/  A. Eugene Sapp, Jr.
                                            ------------------------------------
                                             A. Eugene Sapp, Jr., President

                                        By:  /s/  Michael M. Sullivan
                                            ------------------------------------
                                             Michael M. Sullivan, Secretary

Attest:  /s/  James R. Daniel
        ----------------------------
        James R. Daniel
        Treasurer

        [CORPORATE SEAL]

                                    EXHIBIT A

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is entered into as of this 30th day of January, 1990 (the "Agreement"), between AWI, a California corporation; COLORADO MANUFACTURING TECHNOLOGY, INC. ("CMT"), a Colorado corporation; SCI MANUFACTURING, INC. ("SCI Manufacturing"), an Alabama corporation (collectively the "Merging Corporations"), and SCI TECHNOLOGY, INC., an Alabama corporation (the "Surviving Corporation"). The Merging Corporations and the Surviving Corporation are hereinafter sometimes referred to collectively as the "Constituent Corporations."

                               W I T N E S S E T H

         WHEREAS, AWI, a duly organized and validly existing corporation under the laws of the State of California, is a wholly owned subsidiary of SCI Manufacturing; and

         WHEREAS, CMT, a duly organized and validly existing corporation under the laws of the State of Colorado, is a wholly owned subsidiary of SCI Manufacturing; and

         WHEREAS, SCI Manufacturing, a duly organized and validly existing corporation under the laws of the State of Alabama, is a wholly owned subsidiary of SCI Systems (Alabama), Inc. ("SCI Alabama"); and

         WHEREAS, SCI Technology, a duly organized and validly existing corporation under the laws of the State Alabama, is a wholly owned subsidiary of SCI Alabama; and

         WHEREAS, the Boards of Directors of each of the Constituent Corporations deem it advisable and for the benefit of each of the Constituent Corporations and their respective shareholders that the Merging Corporations merge with and into the Surviving Corporation, with the Surviving Corporation to be the surviving corporation of the merger as an Alabama corporation and to continue the business of the Constituent Corporations after the merger is effective under the name "SCI Technology, Inc."; and

         WHEREAS, the Boards of Directors of each of the Constituent Corporations and the shareholders of the Merging Corporations have approved this Agreement and the merger contemplated herein, pursuant to Sections 10-2A-140, 10-2A-142, 10-2A-66 and 10-2A-56 of the Alabama Business Corporation Act; Sections 7-7-101, 7-7-103, 7-5-108(3) and 7-4-122(1) of the Colorado Corporation
Code; and Sections 1101, 1201, 1202, 307(b) and 603(a) of the California General Corporation Law;

         NOW, THEREFORE, for and in consideration of the above premises and of the mutual agreements and covenants hereinafter contained, it is hereby agreed by the parties hereto, subject to the conditions hereinafter not forth, that the Merging Corporations be merged with and into the

Surviving Corporation, the corporate existence of which shall be continued as an Alabama corporation under the name of "SCI Technology, Inc." and thereafter, the individual existence of the Merging Corporations shall cease. Further, the terms and conditions of the merger hereby agreed upon and the mode of carrying the same into effect and the manner of dealing with the shares of each of the Constituent Corporations are as follows:

                                       1.

         The designation and number of outstanding shares of each class and series of stock for each of the Constituent Corporations are as follows:

         (a)      The Merging Corporations:

                  (i) AWI has authorized capital consisting of Twelve Million (12,000,000) shares of no par value common stock, of which Four Million Nine Hundred Fifty-Two Thousand Four Hundred and Eighty-Two (4,952,482) shares are outstanding and held by SCI Manufacturing, and Six Million (6,000,000) shares of preferred stock of which Five Million Three Hundred Ninety-Eight Thousand (5,398,000) shares are outstanding and held by SCI Manufacturing.

                  (ii) CMT has authorized capital consisting of Ten Million (10,000,000) shares of no par value common stock, of which Two Million Sixty-Two Thousand One Hundred and Twenty-Five (2,062,125) shares are outstanding and held by SCI Manufacturing.

                  (iii) SCI Manufacturing has authorized capital consisting of One Thousand (1,000) shares of ten cent ($0.10) par value common stock, of which One Thousand (1,000) shares are outstanding and held by SCI Alabama.

         (b) The Surviving Corporation has authorized capital consisting of One Thousand (1,000) shares of ten cent ($0.10) par value common stock, of which One Thousand (1,000) shares are outstanding and held by SCI Alabama.

                                       2.

         The merger herein contemplated shall be effective in the State of Alabama as of the time and date of filing of the Articles of Merger, to which this Agreement shall be attached as an exhibit and incorporated by reference therein, with the office of the Secretary of State of Alabama, and upon issuance of a certificate of merger by the Secretary of State of Alabama (the "Effective Date"); it shall be effective in the State of California as of the Effective Date upon the delivery of a counterpart original of such Articles of Merger to the Office of the Secretary of State of California for filing; and it shall be effective in the State of Colorado as of the Effective Date upon the delivery of a counterpart original of such Articles of Merger to the Office of the Secretary of State of Colorado for filing. Each merger of a Merging Corporation with and into the Surviving Corporation shall be deemed a separate transaction and deemed effective as to each Constituent Corporation as of the Effective Date in the state of incorporation of such Constituent Corporation, regardless of the consummation of any of the other transactions or the Effective Date as to any other Constituent Corporation.

                                       3.

         The Articles of Incorporation of the Surviving Corporation shall remain unchanged by the merger contemplated herein.

                                       4.

         From and after the Effective Date, the Articles of Incorporation of the Merging Corporations shall be deemed repealed and the Articles of Incorporation of the Surviving Corporation shall continue in effect until the same shall be altered, amended or repealed as therein provided or as provided by law.

                                       5.

         From and after the Effective Date, the By-Laws of the Merging Corporations shall be deemed repealed and the By-Laws of the Surviving Corporation shall continue in effect until the same shall be altered, amended or repealed as therein provided or an provided by law.

                                       6.

         Upon the Effective Date, the directors and officers of the Surviving Corporation shall be as follows:

                                    DIRECTORS

                                  Olin B. King
                                A. Eugene Sapp, Jr.
                                 James R. Daniel

                  Name of Officer                       Office

                 A. Eugene Sapp, Jr.               President
                 James R. Daniel                   Treasurer
                 Michael M. Sullivan               Secretary
                 Wayne Shortridge                  Assistant Secretary

Said persons shall hold office until the next annual meeting of the shareholders and directors of the Surviving Corporation and until their respective successors are elected or appointed in accordance with the By-Laws of the Surviving Corporation.

                                       7.

         Upon the Effective Date, all of the assets and liabilities of AWI, CMT and SCI Manufacturing shall be transferred to the Surviving Corporation in exchange for the cancellation of all of the outstanding shares of the common and preferred stock of AWI and CMT held by SCI Manufacturing and all of the outstanding shares of the common stock of SCI manufacturing held by SCI Alabama.

                                       8.

         Upon the Effective Date, the separate existence of the Merging Corporations shall cease, and in accordance with the terms of this Agreement, the Surviving Corporation shall possess all the rights, privileges, immunities, purposes and franchises, of a public as well as of a private nature, of the Merging Corporations, and all property, real, personal and mixed, tangible and intangible, all debts due on whatever account, and all other chosen in action and all and every other interest of or belonging to or due to the Merging Corporations shall be taken and deemed to be transferred to and vented in the Surviving Corporation without further act or deed; and all property, rights and privileges, powers and franchises and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of the Merging Corporations. The Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of the Merging Corporations, and any claim existing or action or proceeding pending may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of the Merging Corporations shall be impaired by the merger.

                                       9.

         If at any time the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any things are necessary or desirable to vest in said corporation, according to the terms hereof, the title to any property or rights of the Merging Corporations, the proper officers and directors of the Merging Corporations shall and will execute and make all such proper assignments and assurances and do all things necessary or proper to vest title in such property or rights in the Surviving Corporation, and otherwise to carry out the purposes of this Agreement.

                                      10.

         With respect to all leases and other agreements, instruments or obligations under which any of the Constituent Corporations are obligated to obtain a consent prior to the merger herein contemplated or in order to comply with the conditions thereof, or to vest the respective interest herein in the Surviving Corporation, the Constituent Corporations shall each exercise all reasonable efforts to obtain such consent prior to the Effective Date.

                                      11.

         From the date of this Agreement until the Effective Date or until the abandonment of the merger pursuant to the provisions hereof, the Constituent Corporations shall continue to conduct their respective businesses in the ordinary course and none of the Constituent Corporations shall, without the prior written consent of the others, engage in any transaction or incur any obligations except in the ordinary course of business or as otherwise authorized by this Agreement.

                                      12.

         Anything herein to the contrary notwithstanding, this Agreement may be terminated and abandoned at any time prior to the filing of the Articles of Merger by mutual consent of the Boards of Directors of all of the Constituent Corporations, expressed in an instrument in writing signed on behalf of each by its President and its Secretary.

                                      13.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed one and the same Agreement.

         IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement to be executed on their respective behalf and the foregoing attested by their respective duly authorized officers, as of the date hereinabove first written.

                                           SURVIVING CORPORATION:

                                           SCI TECHNOLOGY, INC.

                                           By:  /s/  A. Eugene Sapp, Jr.
                                               ---------------------------------
                                                A. Eugene Sapp, Jr., President

Attest: /s/  Michael M. Sullivan
        -------------------------------
        Michael M. Sullivan, Secretary

        [CORPORATE SEAL]

                                           MERGING CORPORATIONS

                                           AWI

                                           By:  /s/  Olin B. King
                                               ---------------------------------
                                                Olin B. King, President

Attest: /s/  Michael M. Sullivan
        ------------------------------
        Michael M. Sullivan, Secretary

        [CORPORATE SEAL]

                        [SIGNATURES CONTINUED NEXT PAGE]

                                           COLORADO MANUFACTURING,
                                            TECHNOLOGY, INC.:

                                           By:  /s/  A. Eugene Sapp, Jr.
                                               ---------------------------------
                                                A. Eugene Sapp, Jr., President

Attest: /s/  Michael M. Sullivan
        -------------------------------
        Michael M. Sullivan, Secretary

        [CORPORATE SEAL]

                                           SCI MANUFACTURING, INC.

                                           By:  /s/  A. Eugene Sapp, Jr.
                                               ---------------------------------
                                                A. Eugene Sapp, Jr., President

Attest: /s/  Michael M. Sullivan
        -------------------------------
        Michael M. Sullivan, Secretary

        [CORPORATE SEAL]